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                                                                 EXHIBIT 99.2(a)

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Information concerning the directors of the Company is incorporated herein by reference to the Company's definitive proxy statement to be filed with the Securities and Exchange Commission within 120 days after the end of the fiscal year covered by this Form 10-K with respect to its 1998 Annual Meeting of Shareholders.

The following table provides information concerning the executive officers of the Company, several of which were officers of TRG for five years or more prior to the Company's acquisition of TRG's real estate business in November, 1993.


                                                    POSITIONS WITH THE COMPANY;
        NAME                                       PRINCIPAL OCCUPATIONS DURING
       (AGE)                                             PAST FIVE YEARS
       -----                     ----------------------------------------------------------------
Martin E. Stein, Jr. (45)        Chairman, Chief Executive Officer and Director of the Company,
                                 and President,  Chief Executive Officer and Director of TRG.

Bruce M. Johnson (50)            Managing Director and Chief Financial Officer of the Company and
                                 previously Vice President of Investment Management and
                                 Acquisitions  for TRG.

Robert C. Gillander, Jr. (44)    Managing Director of Investments for the Company and previously
                                 Vice President of Development for TRG.

James D. Thompson (42)           Managing Director of Operations for  the Company and previously
                                 Vice President of Asset Management in North and Central Florida
                                 regions for TRG.

Lee S. Wielansky (46)            Managing Director of Investments and Director of the Company and
                                 previously President and Chief Executive Officer of Midland
                                 Development Group from 1993 to 1998.